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Exhibit 10.34

For Director Awards Only

ALLIANCE IMAGING, INC.

RESTRICTED STOCK AWARD AGREEMENT

        This Restricted Stock Award Agreement (this "Agreement") is made as of                                     (the "Grant Date"), by and between Alliance Imaging, Inc., a Delaware corporation (the "Company"), and [                        ] ("Director"). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Company's 1999 Equity Plan, as amended and restated (the "Plan").

1.     Issuance of Stock.

          (a)   Pursuant to the Plan and subject to the terms and conditions of this Agreement, on the Grant Date, the Company shall issue to Director, for good and valuable consideration which the Company has determined to exceed the par value of the Company's Common Stock, [                         (                        )] shares of the Company's common stock (the "Shares").

          (b)   The Company shall issue the Shares on, or as soon as practicable following, the Grant Date in either (i) uncertificated form, with the Shares recorded in the name of Director in the books and records of the Company's transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement with such notations to be removed from such records upon the Vesting Date (as defined below) or (ii) certificate form pursuant to the terms of Sections 1(c) and 1(d) hereof.

          (c)   Prior to the Vesting Date, any stock certificate representing the Shares issued under this Agreement on the Grant Date shall be restricted, non-transferable and bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF                                    BY AND BETWEEN ALLIANCE IMAGING,  INC. (THE "COMPANY") AND THE PERSON NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).".

          (d)   The Shares shall vest in their entirety and all restrictions with respect thereto shall lapse on                                    (such date, or such other date any Shares vest pursuant to the exercise of the Board of Directors' discretion or Section 2(a) hereof, the "Vesting Date"). On the Vesting Date, the Company shall remove the notation regarding the restrictions on transfer imposed by this Agreement from the books and records of the Company pursuant to Section 1(b) of this Agreement or the legend included on the certificate evidencing the Shares pursuant to Section 1(c) of this Agreement. In the event that Director's continuous service to the Company shall be terminated prior to the Vesting Date, the Shares shall be forfeited by Director and the Company shall be entitled to reflect such forfeiture on the books and records of the Company and to cancel any certificate evidencing the Shares.

2.     Limitations to Vesting.

          (a)   In the event of a Change of Control (as defined in Section 2(c) below), Director shall be entitled to the immediate vesting of all of the Shares.

          (b)   Prior to vesting in accordance with this Agreement, the Shares and any rights to receive Shares or any interest or right therein or part thereof under this Agreement shall not be liable for the debts, contracts or engagements of Director or his successors in interest nor shall such rights be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

          (c)   For the purposes of this Agreement,

            (A)  "Change of Control" means the occurrence of any of the following:

      (i)
      the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or

      (ii)
      the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company;

              (B)  "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person;

              (C)  "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

              (D)  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

              (E)  "Permitted Holders" means OCM Principal Opportunities Fund IV, L.P. ("Oaktree"), MTS Health Investors II, L.P. ("MTS") and Affiliates of Oaktree and MTS;

              (F)  "Related Parties" means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner;

              (G)  "Voting Stock" of the Company as of any date means the stock of the Company that is at the time entitled to vote in the election of the Board of Directors of the Company.

3.     Miscellaneous.

          (a)   Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (b)   Withholding Taxes.    It shall be a condition to the obligation of the Company to deliver the Shares pursuant to this Agreement that the Director pay to the Company such amount as may be requested by the Company for the purpose of satisfying any federal, state or local income or other taxes required by law to be withheld with respect to such delivery. The Director may elect to have the Company withhold part of the Shares issuable under this Agreement, or allow the return of the Shares to the Company, having a Fair Market Value equal to the minimum sums required to be withheld under applicable law.

          (c)   Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan or this Agreement, if Director is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

          (d)   Entire Agreement; Enforcement of Rights.    The Plan is incorporated herein by reference. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary anywhere else in this Agreement, the grant of the Shares is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Any of Director's rights hereunder shall be in addition to any rights Director may otherwise have under benefit plans or agreements of the Company to which Director is a party or in which Director is a participant, including, but not limited to, equity incentive plans. The provisions of this Agreement shall not in any way limit Director's rights under such other plans and agreements.

          (e)   Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

          (f)    Construction.    This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (g)   Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

          (h)   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (i)    Successors and Assigns.    The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Director. The rights and obligations of Director under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

        The parties have executed this Agreement as of the date first set forth above.

ALLIANCE IMAGING, INC.
By: Eli H. Glovinsky Title: Executive Vice President, General Counsel and Secretary Address: 100 Bayview Circle, Suite 400 Newport Beach, California 92660 DIRECTOR
Signature:
Print Name:	[ ]
Address:	[ ] [ ]

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  Exhibit 10.34
  For Director Awards Only
ALLIANCE IMAGING, INC. RESTRICTED STOCK AWARD AGREEMENT